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                                                               Exhibit 10.01

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of July 23, 2004, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and SKILLSOFT CORPORATION, a Delaware corporation ("SkillSoft"), SMARTCERTIFY DIRECT INC., a Florida corporation ("SmartCertify"), and BOOKS24X7.COM, INC., a Massachusetts corporation ("Books") (SkillSoft, SmartCertify, and Books are hereinafter jointly, severally and collectively referred to as "Borrower") provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. In consideration of the mutual covenants contained herein and benefits to be derived herefrom, the parties agree as follows::

      WHEREAS, each Borrower has requested that Bank establish the loan arrangement as set forth herein; and

      WHEREAS, each Borrower requests that as a convenience to that Borrower, such loans as may be made hereunder shall be directed to the Agent which will, in turn, distribute the proceeds thereof to the respective Borrower;

      NOW THEREFORE, as an additional inducement for Bank to establish the loan arrangement and to direct such loans as may be made hereunder to the Agent, as described above, each Borrower covenants and agrees as follows:

      1     ACCOUNTING AND OTHER TERMS

      1.1 ACCOUNTING AND OTHER TERMS. Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Article 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code, to the extent such terms are defined therein.

      1.2 DESIGNATION OF AGENT. Each Borrower hereby designates Skillsoft (hereinafter, the "Agent") as the agent of that Borrower to discharge the duties and responsibilities of Agent as provided herein.

      1.3 OPERATION OF BORROWING. Except as otherwise provided in this Article, loans and advances hereunder shall be requested solely by Agent as agent for each Borrower. Each Borrower shall be directly indebted to Bank for each advance distributed to Agent, together with all accrued interest thereon, as if that amount had been advanced directly by Bank to such Borrower. Bank shall have no responsibility to inquire as to the distribution of loans and advances made by Bank through Agent as described herein.

      1.4 CONTINUATION OF AUTHORITY OF AGENT. The authority of Agent to request loans on behalf of, and to bind, the Borrowers, shall continue unless and until Bank actually receives written notice of the termination of such authority.

      2     LOAN AND TERMS OF PAYMENT

      2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

      2.1.1 REVOLVING ADVANCES.

                  (a) Availability. Bank shall make Advances not exceeding the Revolving Line minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (ii)

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   the FX Reserve, and minus (iii) the aggregate outstanding Advances hereunder
   (including any Cash Management Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

                  (b) Borrowing Procedure. To obtain an Advance, Borrower must notify Bank (which notice shall be irrevocable) by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Bank a completed Payment/Advance Form in the form attached as EXHIBIT B. Bank shall credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance, except as a direct result of the gross negligence or willful misconduct by Bank.

                  (c) Interest Rate. The principal amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate, which interest shall be payable monthly.

                  (d) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

      2.1.2 LETTERS OF CREDIT SUBLIMIT.

                  (a) Bank shall issue or have issued Letters of Credit for Borrower's account not exceeding the Revolving Line minus (i) the outstanding principal balance of any Advances (including any Cash Management Services), minus (ii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), plus an amount equal to any Letter of Credit Reserves. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00). Each Letter of Credit may have an expiry date after the Revolving Maturity Date provided Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Maturity Date of the Revolving Line, or (ii) the occurrence of an Event of Default hereunder. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion, and shall be subject to the terms and conditions of Bank's standard Application and Letter of Credit Agreement ("Letter of Credit Application"). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

                  (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, and such Letter of Credit Application. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit, except for any loss, cost, expense or liability arising from Bank's gross negligence or willful misconduct.

                  (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for transfer to the country of which it is the currency.

                  (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve (the "Letter of Credit Reserve") under the Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such reserve for as long as such letter of credit remains outstanding.

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      2.1.3 FOREIGN EXCHANGE SUBLIMIT. The Borrower may enter into foreign exchange forward contracts with the Bank up to a maximum amount of One Million Dollars ($1,000,000.00) under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one (1) business day after the contract date (the "FX Forward Contract"). Bank shall subtract 10% of each outstanding FX Forward Contract (the "F/X Reserve") from the foreign exchange sublimit. The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs. The Obligations of Borrower relating to this section may not exceed the Revolving Line minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus
(ii) the FX Reserve, and minus (iii) the aggregate outstanding Advances hereunder (including any Cash Management Services).

      2.1.4 CASH MANAGEMENT SERVICES SUBLIMIT. Borrower may use up to Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00) for the Bank's Cash Management Services (the "Cash Management Services Sublimit"), which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the "Cash Management Services"). Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

      2.1.5 UNDISBURSED CREDIT EXTENSIONS. The Bank's obligation to lend the undisbursed portion of the Credit Extensions shall terminate if, there has been a Material Adverse Change or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

      2.2   INTEREST RATE.

                  (a) Default Rate. After an Event of Default, Obligations shall bear interest at four percent (4.0%) above the rate effective immediately before the Event of Default.

                  (b) Adjustment to Interest Rate. The applicable interest rate hereunder shall increase or decrease when the Prime Rate changes.

                  (c) 360-Day Year. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.

                  (d) Debit of Accounts. Bank may debit any of Borrower's deposit accounts, including Account Number __________, for principal and interest payments when due, or any other amounts Borrower owes Bank, when due. Bank shall promptly notify Borrower after it debits Borrower's accounts. These debits shall not constitute a set-off.

                  (e) Payments. Interest is payable monthly on the first calendar day of each month. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

      2.3   FEES. Borrower shall pay to Bank:

                  (a) Commitment Fee. A fully earned, non-refundable commitment fee of Fifty Thousand Dollars ($50,000.00) due and payable on the Closing Date; and

                  (b) Letter of Credit Fee. The Borrower shall pay the Bank's customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a Letter of Credit Fee of three-quarters of one percent (0.75%) per annum of the face amount of each Letter of Credit issued, upon the issuance or renewal of such Letter of Credit by the Bank; and

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                  (c)   Unused Revolving Line Facility Fee. In addition to the
   foregoing, as compensation for the Bank's maintenance of sufficient funds available for such purpose, the Bank shall have earned a fee (the "Unused Revolving Line Facility Fee"), which fee shall be paid quarterly, in arrears, on a calendar year basis, in an amount equal to one-eighth of one percent (0.125%) per annum of the average unused portion of the Revolving Line, as determined by the Bank. For purposes hereof, any Letter of Credit Reserve and any F/X Reserve held or in place for any calendar year shall constitute a utilization of the Revolving Line. The Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by the Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of the Bank's obligation to make loans and advances hereunder; and

                  (d) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the Closing Date, when due.

      3     CONDITIONS OF LOANS

      3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The Bank's obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation, subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a)   this Agreement;

                  (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (c)   Negative Pledge Agreement covering Intellectual
   Property;

                  (d) Perfection Certificates by Borrower and Skillsoft Finance Limited;

                  (e)   landlord's waiver;

                  (f) a legal opinion of Borrower's counsel (authority and enforceability), in form and substance acceptable to Bank;

                  (g)   Unconditional Guaranty by Skillsoft Finance Limited;

                  (h) Pledge/Security Agreement for depository/investment accounts by Skillsoft Finance Limited;

                  (i)   Unconditional Guaranty by Skillsoft Plc;

                  (j)   UCC financing statement filing authorization;

                  (k) Account Control Agreement/ Investment Account Control Agreement by SkillSoft Finance Limited;

                  (l)   insurance certificates;

                  (m) payment of the fees and Bank Expenses then due specified in Section 2.3 hereof;

                  (n)   Certificates of Foreign Qualification (if applicable);

                  (o)   Certificates of Good Standing/Legal Existence; and

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                  (p)   such other documents, and completion of such other
   matters, as Bank may reasonably deem necessary or appropriate.

      3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                  (a)   timely receipt of any Payment/Advance Form; and

                  (b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects.

      4     CREATION OF SECURITY INTEREST

      4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in, and pledges and assigns to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Borrower shall not enter into, or become bound by, any such material license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition, unless Borrower provides Bank with written notice within thirty (30) Business Days after entering into such agreement. Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future

If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

      4.2 AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

      5     REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

      5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. In connection with this Agreement, the Borrower delivered to the Bank a certificate signed by the Borrower and entitled "Perfection Certificate". The Borrower represents and warrants to the Bank that: (a) the Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets

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forth the Borrower's organizational identification number or accurately states that the Borrower has none; and (d) the Perfection Certificate accurately sets forth the Borrower's place of business, or, if more than one, its chief executive office as well as the Borrower's mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete. If the Borrower does not now have an organizational identification number, but later obtains one, Borrower shall forthwith notify the Bank of such organizational identification number.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

      5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no deposit account, other than the deposit accounts with Bank and deposit accounts described in the Perfection Certificate delivered to the Bank in connection herewith. The Collateral is not in the possession of any third party bailee (such as a warehouse). Except as hereafter disclosed to the Bank in writing by Borrower, none of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

      5.3 LITIGATION. Except as shown on SCHEDULE 5.3 attached hereto, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers or legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change. Listed on Schedule 5.3 is a summary of all outstanding litigation and agreed upon settlements and cash payments in connection with same.

      5.4 NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

      5.5 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is able to pay its debts (including trade debts) as they mature.

      5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

      5.7 SUBSIDIARIES. Except as provided in the Perfection Certificates, Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

      5.8 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such written certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the

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statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

      6     AFFIRMATIVE COVENANTS

      Borrower shall do all of the following:

      6.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a Material Adverse Change on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

      6.2   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

                  (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than forty-five days after the last day of each quarter a company prepared consolidated balance sheet and income statement (10-Q) covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank, (ii) as soon as available, but no later than forty-five days after the last day of each quarter, a company prepared consolidating balance sheet and income statement covering Borrower's consolidating operations during the period certified by a Responsible Officer and in a form acceptable to Bank, (iii) as soon as available, but no later than ninety (90) days after the last day of Borrower's fiscal year, audited consolidated financial statements (10-K) prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iv) a prompt report of any legal actions pending or to Borrower's knowledge threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000.00) or more; and (v) other financial information reasonably requested by Bank.

                  (b) Borrower shall deliver to Bank with the quarterly and annual financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT C.

      6.3   INTENTIONALLY DELETED.

      6.4 TAXES. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

      6.5 INSURANCE. Borrower shall keep its business and the Collateral insured for risks and in amounts, and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations.

      6.6 ACCOUNTS. Each Borrower shall maintain an operating account with the Bank. In addition, the Borrower and Guarantors shall, at all times, maintain investment accounts with the Bank in an amount of at least Thirty Million Dollars ($30,000,000.00). In the event, Borrower and Guarantors maintain less than Thirty Million Dollars ($30,000,000.00) with Bank, for three (3) consecutive Business Days, Borrower and Guarantors may pay such fees and expenses as Bank shall determine, in its reasonable discretion based upon the loss of income resulting from the Borrower's failure to maintain such amounts (the "Additional Fees"). The failure of Borrower to maintain such amounts shall not constitute an Event of Default.

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      6.7   FINANCIAL COVENANTS.

            (a) ADJUSTED QUICK RATIO. Borrower, on a consolidated basis, shall maintain, as of the last day of each quarter a ratio of Quick Assets to Current Liabilities of at least: (i) 1.75 to 1.0 as of the quarter ending July 31, 2004, and (ii) 2.0 to 1.0 as of the quarter ending October 31, 2004 and as of the last day of each quarter thereafter.

            (b) MINIMUM QUARTERLY PROFITABILITY (NET INCOME). Net Income of Borrower, on a consolidated basis, of at least: (i) Zero Dollars ($0.00) as of the quarter ending July 31, 2004, (ii) Two Million Dollars ($2,000,000.00) as of the quarter ending October 31, 2004, (iii) Six Million Five Hundred Thousand Dollars ($6,500,000.00) as of the quarter ending January 31, 2005, and (iv) as of the quarter ending April 30, 2005, and as of the last day of each quarter thereafter, the greater of: (a) fifty percent (50.0%) of the projected net income on the operating plan dated ___________, as submitted to the Bank, and (b) Two Million Dollars ($2,000,000.00).

      6.8 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

      7     NEGATIVE COVENANTS

      Borrower shall not do any of the following without the Bank's prior written consent which shall not be unreasonably withheld.

      7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

      7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its ownership (other than by the sale of Borrower's equity securities in a public offering), or management such that any two (2) of the four (4) individuals: Charles Moran, Thomas McDonald, Jerald A. Nine, and Mark Townsend are not longer actively involved in the management of the company and replacements, reasonably satisfactory to the Bank are not made within sixty
(60) days thereof. Borrower shall not: (i) relocate its chief executive office, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization, unless Borrower provides Bank with written notice with fifteen (15) days thereafter.

      7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. Notwithstanding the foregoing, Bank's consent shall not be required for acquisitions by the Borrower of all or substantially all of the capital stock or assets of another Person, provided the total cash consideration paid for such acquisitions (including indebtedness assumed) is not more than Ten Million Dollars ($10,000,000.00), in the aggregate, during any fiscal year, provided further that: (i) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions, and (ii) the Borrower is the surviving legal entity. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

      7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

      7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

      7.6 DISTRIBUTIONS; INVESTMENTS. (i) Directly or indirectly acquire or own any Person (except as provided in Section 7.3 hereof), or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

      7.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person. Notwithstanding the foregoing, for any twelve (12) month period, the aggregate net cash outlay by the Borrower to its Affiliates (other than by a Borrower to another Borrower) shall not exceed Ten Million Dollars ($10,000,000.00).

      7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

      7.9 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

      8     EVENTS OF DEFAULT

      Any one of the following is an Event of Default:

      8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) Business Days after their due date. During such three (3) Business Day period the failure to cure the default shall not constitute an Event of Default (but no Credit Extension shall be made during such period);

      8.2 COVENANT DEFAULT. (i) Borrower fails or neglects to perform any obligation in Section 6 or violates any covenant in Section 7; or (ii) Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents, or in any present or future agreement between Borrower and Bank and as to any default under such other material term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain;

      8.3   MATERIAL ADVERSE CHANGE. A Material Adverse Change occurs;

      8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is seized or comes into possession of a trustee or receiver and such action is not removed in ten (10) days; (ii) any material portion of Borrower's assets is attached or levied on and the attachment, or levy is not removed in thirty (30) days (iii) the service of process upon the Borrower seeking to attach, by trustee or similar process, any funds of the Borrower on deposit with the Bank, or any entity under control of Bank (including a subsidiary); (iv) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (v) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (vi) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

      8.5 INSOLVENCY. (i) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

      8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in the acceleration of the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that could result in a Material Adverse Change;

      8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of twenty (20) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

      8.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document;

      8.9 GUARANTY. (i) Any guaranty of any Obligations terminates or ceases for any reason to be in full force; or (ii) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; or (iii) any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty; or (iv) any circumstance described in Section 7, or Sections 8.4, 8.5 or 8.7 occurs to any Guarantor, or (v) the liquidation, winding up, termination of existence, or insolvency of any Guarantor.

      9     BANK'S RIGHTS AND REMEDIES

      9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                  (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

                  (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Demand that the Borrowers (i) deposit cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and the Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

                  (d) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank's security interest in such funds and verify the amount of such account;

                  (e) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                  (f) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                  (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

                  (h) Place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral; and

                  (i) Exercise all rights and remedies and dispose of the Collateral according to the Code.

      9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors;
(iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

      9.3 ACCOUNTS NOTIFICATION/COLLECTION. In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify and/or collect the amount of the Account. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

      9.4 BANK EXPENSES. Any amounts paid by Bank as provided herein shall constitute Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

      9.5 BANK'S LIABILITY FOR COLLATERAL. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

      9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

      9.7 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

      10    NOTICES

      All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed below. Either Bank or Borrower may change its notice address by giving the other party written notice.

            If to Borrower:           SkillSoft Corporation
                                      SmartCertify Direct, Inc.
                                      Books24x7.com, Inc.
                                      107 Northeastern Boulevard
                                      Nashua, New Hampshire 03062
                                      Attn: Mr. Anthony P. Amato
                                      Fax: (603) 821-5643

            If to Bank:               Silicon Valley Bank
                                      One Newton Executive Park, Suite 200
                                      2221 Washington Street
                                      Newton, Massachusetts  02462
                                      Attn: Irina Case
                                      Fax: (617) 969-4395

            with a copy to:           Riemer & Braunstein LLP
                                      Three Center Plaza
                                      Boston, Massachusetts 02108
                                      Attn: David A. Ephraim, Esquire
                                      FAX: (617) 880-3456

      11    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

      Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

      12    GENERAL PROVISIONS

      12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

      12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds the Bank and its directors, officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents, except for losses caused by Bank's gross negligence or willful misconduct; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

      12.3 RIGHT OF SET-OFF. Borrower and any guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      12.4 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

      12.5 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

      12.6 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

      12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

      12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

      12.9 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee's or purchaser's agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order,
(iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

      12.10 BORROWER LIABILITY. Each Borrower hereunder shall be obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

      12.11 SUBROGATION AND SIMILAR RIGHTS. Notwithstanding any other provision of this Agreement or other related document, until the payment in full of the Credit Extensions and termination of this Agreement, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be modified to the extent necessary to comply with this Section. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

      13    DEFINITIONS

      13.1  DEFINITIONS. In this Agreement:

      "ACCOUNTS" as accounts as defined under the Code.

      "ADDITIONAL FEES" is defined in Section 6.6.

      "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Revolving Line.

      "AFFILIATE" is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "AGENT" is defined in Section 1.2.

      "BANK EXPENSES" are all audit fees and expenses (after the occurrence of an Event of Default) and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or storage or any equipment containing the information.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "CASH MANAGEMENT SERVICES" is defined in Section 2.1.4.

      "CASH MANAGEMENT SERVICES SUBLIMIT" is defined in Section 2.1.4.

      "CLOSING DATE" is the date of this Agreement.

      "CODE" is the Uniform Commercial Code as adopted in Massachusetts, as amended and as may be amended and in effect from time to time.

      "COLLATERAL" is any and all properties, rights and assets of the Borrower granted by the Borrower to Bank or arising under the Code, now, or in the future, in which the Borrower obtains an interest, or the power to transfer rights, in the property described on EXHIBIT A.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

      "CREDIT EXTENSION" is each Advance, Letter of Credit, F/X Forward Contract or any other extension of credit by Bank for Borrower's benefit.

      "CURRENT LIABILITIES" are as defined in accordance with GAAP, plus all obligations and liabilities of Borrower to Bank (excluding undrawn Letters of Credit), less Deferred Revenue.

      "DEFERRED REVENUE" is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "FX FORWARD CONTRACT" is defined in Section 2.1.3.

      "FX RESERVE" is defined in Section 2.1.3.

      "GAAP" is generally accepted accounting principles.

      "GUARANTOR" is SkillSoft Finance Limited and SkillSoft Plc, or any future guarantor of the Obligations.

      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "INTELLECTUAL PROPERTY": is any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired.

      "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "LETTER OF CREDIT" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

      "LETTER OF CREDIT RESERVE" has the meaning set forth in Section 2.1.2.

      "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "MATERIAL ADVERSE CHANGE" is: (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations; or
(iv) when Bank determines, based upon information available to it and in its reasonable judgment, that there is a substantial likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

      "NET INCOME" is defined in accordance with GAAP.

      "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "PERFECTION CERTIFICATE" are those certain perfection certificates delivered to the Bank by each Borrower.

      "PERMITTED INDEBTEDNESS" is:

                  (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

                  (b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate;

                  (c)   Subordinated Debt;

                  (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

                  (e)   Indebtedness secured by Permitted Liens; and

                  (f) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

      "PERMITTED INVESTMENTS" are:

                  (a) Investments shown on the Perfection Certificate and existing on the Closing Date;

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through the Bank; and

                  (c) transfers of cash or property to one or more Subsidiary of the Borrower, having a cash or fair market value, in the aggregate, of no more than [$__________________].

      "PERMITTED LIENS" are:

                  (a) Liens existing on the Closing Date and shown on the Perfection Certificate or arising under this Agreement or other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

                  (c) Purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate amount outstanding, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

                  (d) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest; and

                  (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

      "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "QUICK ASSETS" is, on any date, the aggregate of Borrower's unrestricted cash, cash equivalents, accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

      "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, President, Chief Financial Officer, Corporate Treasurer, and Controller of Borrower.

      "REVOLVING LINE" is an Advance or Advances of up to Twenty-Five Million Dollars ($25,000,000.00).

      "REVOLVING LINE MATURITY DATE" is July 22, 2006.

      "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terms acceptable to Bank.

      "SUBSIDIARY" is any Person, corporation, partnership, limited liability company, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "UNUSED REVOLVING LINE FACILITY FEE" is defined in Section 2.3(c).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

SKILLSOFT CORPORATION (as Agent and Borrower)

By /s/ Thomas McDonald
   ------------------------------------------
Name: Thomas McDonald
Title: Executive Vice President, CFO

SMARTCERTIFY DIRECT, INC.

By /s/ Thomas McDonald
   ------------------------------------------
Name: Thomas McDonald
Title: CFO

BOOKS24X7.COM, INC.

By /s/ Thomas McDonald
   ------------------------------------------
Name: Thomas McDonald
Title: Treasurer

BANK:
SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By /s/ Michael D. Sinclair
   ------------------------------------------
Name: Michael D. Sinclair
Title: Vice President

SILICON VALLEY BANK

By /s/ Jacquelin Le
  -------------------------------------------
Name: Jacquelin Le
Title: Operations Supervisor
(Signed in Santa Clara County, California)

SILICON VALLEY BANK

By: /s/ Dominique Monbureau
   ------------------------------------------
Name: Dominique Monbureau
Title: Operations Supervisor
(Signed in Santa Clara County, California)

                                    EXHIBIT A

      The Collateral consists of all right, title and interest of Borrower in and to the following:

      All goods, equipment, inventory, contract rights or rights to payment of money, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

      All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

      The Collateral does not include:

      Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired. Notwithstanding the foregoing, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing intellectual property. To the extent a court of competent jurisdiction holds that a security interest in any Intellectual Property is necessary to have a security interest in any accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing Intellectual Property, then the Collateral shall, effective as of the Closing Date, include the Intellectual Property, to the extent necessary to permit perfection of the Bank's security interest in such accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the Intellectual Property.

                                    EXHIBIT B
                        LOAN PAYMENT/ADVANCE REQUEST FORM
                 DEADLINE FOR SAME DAY PROCESSING IS 3:00 E.S.T.

Fax To:  (617) 969-5965                              Date: _____________________

LOAN PAYMENT:

                         SkillSoft Corporation, as Agent

From Account #__________________________   To Account #_________________________
                  (Deposit Account #)                      (Loan Account #)

Principal $_____________________________   and/or Interest $____________________

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date:

AUTHORIZED SIGNATURE: __________________     Phone Number: _____________________

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #__________________________   To Account #_________________________
                  (Loan Account #)                        (Deposit Account #)

Amount of Advance $_____________________

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date:

AUTHORIZED SIGNATURE: __________________     Phone Number: _____________________

OUTGOING WIRE REQUEST

COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.

Deadline for same day processing is 3:00 pm, E.S.T.

Beneficiary Name: ______________________   Amount of Wire: $____________________

Beneficiary Bank: ______________________   Account Number: _____________________

City and State: ________________________

Beneficiary Bank Transit                   Beneficiary Bank Code (Swift, Sort,
  (ABA) #: _____________________________    Chip, etc.):_______________________
                                             (FOR INTERNATIONAL WIRE ONLY)

Intermediary Bank: _____________________   Transit (ABA) #: ____________________

For Further Credit to: _________________________________________________________

Special Instruction: ___________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: __________________ 2nd Signature (If Required): ________ Print Name/Title: ______________________ Print Name/Title: ___________________
Telephone # ____________________________   Telephone # _________________________

                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK
FROM: SKILLSOFT CORPORATION
      SMARTCERTIFY DIRECT INC.
      BOOKS 24X7

      The undersigned authorized officer of SkillSoft Corporation, SmartCertify Direct Inc., and Books 24x7 certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) there are no Events of Default, and all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

      .PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

            REPORTING COVENANT                           REQUIRED              COMPLIES
            ------------------                           --------              --------
Quarterly financial statements with CC          Quarterly within 45 days        Yes No
Annual (CPA Audited) with CC                    FYE within 90 days              Yes No
Quarterly Consolidated financial statements     Quarterly within 45 days        Yes No

       FINANCIAL COVENANT                 REQUIRED        ACTUAL        COMPLIES
       ------------------                 --------        ------        --------
Maintain on a Quarterly  Basis:
 Minimum Quick Ratio                       _____*:1.0     ____:1.0       Yes No
 Minimum Net Income                       $_________*    $________       Yes No

* As set forth in Section 6.7 of the Agreement.

COMMENTS REGARDING EXCEPTIONS: See Attached.   BANK USE ONLY
Sincerely,                                     Received by: ____________________
SkillSoft Corporation (as Agent and Borrower)               AUTHORIZED SIGNER
                                               Date:     _______________________
_____________________________
SIGNATURE                                      Verified: _______________________
_____________________________                               AUTHORIZED SIGNER
TITLE                                          Date:     _______________________
_____________________________
DATE                                           Compliance Status:  Yes  No

Smartcertify Direct, Inc.

_____________________________
SIGNATURE

_____________________________
TITLE

_____________________________
DATE

Books 24x7

_____________________________
SIGNATURE

_____________________________
TITLE

_____________________________
DATE

                       FIRST LOAN MODIFICATION AGREEMENT

     The First Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of April 11, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and SKILLSOFT CORPORATION, a Delaware Corporation ("SkillSoft"), SMARTCERTIFY DIRECT INC., Florida corporation ("SmartCertify"), and BOOKS24X7.COM, INC., a Massachusetts corporation ("Books") (SkillSoft, SmartCertify, and Books are hereinafter jointly, severally and collectively referred to as "Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of July 23, 2004, evidenced by, among other documents, a certain Loan and Security Agreement dated as of July 23, 2004, between Borrower and Bank (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modifications to Loan Agreement.

          1 The Loan Agreement shall be amended by deleting the following provision appearing in Section 6.7(b) thereof:

                    "(b) MINIMUM QUARTERLY PROFITABILITY (NET INCOME). Net Income of Borrower, on a consolidated basis, of at least:
                    (i) Zero Dollars ($0.00) as of the quarter ending July 31, 2004, (ii) Two Million Dollars ($2,000,000.00) as of the quarter ending October 31, 2004, (iii) Six Million Five Hundred Thousand Dollars ($6,500,000.00) as of the quarter ending January 31, 2005, and (iv) as of the quarter ending April 30, 2005, and as of the last day of each quarter thereafter, the greater of: (a) fifty percent (50.0%) of the projected net income on the operating plan, as submitted to the Bank, and (b) Two Million Dollars ($2,000,000.00)."

               and inserting in lieu thereof the following:

                    "(b) MINIMUM QUARTERLY PROFITABILITY (NET INCOME/NET LOSS).
                    (i) Net Loss of Borrower, on a consolidated basis, not to exceed: (A) One Million Dollars ($1,000,000.00) as of the quarter ending April 30, 2005, and (ii) Net Income of Borrower, on a consolidated basis, of at least: (A) One Dollar ($1.00) as of the quarters ending July 31, 2005, October 31, 2005, and January 31, 2006; and (B) the greater of either (i) One Dollar ($1.00) or (ii) fifty (50.0%) percent of the Borrower's board of director's approved operating plan for Borrower for the quarter ending April 30, 2006, and as of the last day of each quarter thereafter."

          2 The Loan Agreement shall be amended by inserting the following definition to appear alphabetically in Section 13.1 thereof:

                    ""Net Loss" is defined in accordance with GAAP."

     B    Waivers

          1 Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the financial covenant set forth in Section 6.7(b) thereof as of the quarter ended January 31, 2005. Bank's waiver of Borrower's compliance of said affirmative covenant shall apply only to the foregoing specific period.

4. FEES. Borrower shall pay to Bank a modification fee equal to Three Thousand Dollars ($3,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of July 23, 2004, between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 23, 2004 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.




     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                       BANK:

SKILLSOFT CORPORATION (as Agent and Borrower)   SILICON VALLEY BANK

By: /s/ Thomas J. McDonald                      By: /s/ Jacquelyn Le
    ----------------------------                   -----------------------------

Name: Thomas J. McDonald                        Name: Jacquelyn Le
      --------------------------                      --------------------------

Title: CFO                                      Title: Operations Supervisor
       -------------------------                       -------------------------




SMARTCERTIFY DIRECT, INC.

By: /s/ Thomas J. McDonald
    ----------------------------

Name: Thomas J. McDonald
      --------------------------

Title: CFO
       -------------------------




BOOKS24X7.COM, INC.

By: /s/ Thomas J. McDonald
    ----------------------------

Name: Thomas J. McDonald
      --------------------------

Title: CFO
       -------------------------

                       SECOND LOAN MODIFICATION AGREEMENT

         This Second Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of April 25, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and SKILLSOFT CORPORATION, a Delaware Corporation ("SkillSoft"), SMARTCERTIFY DIRECT INC., Florida corporation ("SmartCertify"), and BOOKS24X7.COM, INC., a Massachusetts corporation ("Books") (SkillSoft, SmartCertify, and Books are hereinafter jointly, severally and collectively referred to as "Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of July 23, 2004, evidenced by, among other documents, a certain Loan and Security Agreement dated as of July 23, 2004, between Borrower and Bank, and as amended by a certain First Loan Modification Agreement dated as of April 11, 2005, between Borrower and Bank, (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.      Modifications to Loan Agreement.

                 1 Bank hereby releases SmartCertify from the Obligations and liabilities under the Loan Agreement and the Existing Loan Documents (except that SmartCertify is not released from any such Obligations and liabilities under any provision of the Loan Agreement or Existing Loan Documents which by its terms expressly survives termination thereof).

                 2 SkillSoft and Books hereby consent to the Bank's release of SmartCertify, and Skillsoft and Books each acknowledges and confirms that it remains fully liable under the Loan Agreement and the Existing Loan Documents. SkillSoft and Books each hereby agrees to pay and perform when due all present and future indebtedness, liabilities and Obligations of SkillSoft, SmartCertify, and Books under, based upon, or arising out of the Loan Agreement, the Existing Loan Documents and any instruments and agreements relating thereto. SkillSoft and Books each agrees to honor, perform and comply with, in all respects, all terms and provisions of all of the Loan Agreement and the Existing Loan Documents, to the same extent as though SkillSoft and Books were the only borrowers. All present and future Obligations of SmartCertify shall be deemed to refer to all present and future obligations of SkillSoft and Books. All references in the Loan Agreement and the Existing Loan Documents to "Borrower" shall be deemed to refer to SkillSoft and Books only.

4. TERMINATION OF SECURITY INTEREST. Bank shall execute and deliver any and all certificates, documents or other agreements that may be reasonably necessary or desirable to effectuate the release of Bank's security interest in the assets of SmartCertify, Inc., all at Borrower's sole cost and expense.

5. FEES. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

6. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of July 23, 2004 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

7. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 23, 2004 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.


                  [Remainder of Page Intentionally Left Blank]

         This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                              BANK:

SKILLSOFT CORPORATION                  SILICON VALLEY BANK
(as Agent and Borrower)

By:  /s/ Thomas J. McDonald            By:   /s/ Jacquelyn Le
   ---------------------------------      -------------------------------------

Name:  Thomas J. McDonald              Name:  Jacquelyn Le
     -------------------------------        -----------------------------------

Title:  EVP & CFO                      Title:  Operations Supervisor
      ------------------------------         ----------------------------------


BOOKS24X7.COM, INC.

By:  /s/ Thomas J. McDonald
   ---------------------------------

Name:  Thomas J. McDonald
     -------------------------------

Title:  EVP & CFO
      ------------------------------

                        THIRD LOAN MODIFICATION AGREEMENT

     This Third Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of August 7, 2006, and effective as of July 22, 2006, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and SKILLSOFT CORPORATION, a Delaware Corporation ("SkillSoft"), and BOOKS24X7.COM, INC., a Massachusetts corporation ("Books") (SkillSoft and Books are hereinafter jointly, severally, individually and collectively referred to as "Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of July 23, 2004, evidenced by, among other documents, a certain Loan and Security Agreement dated as of July 23, 2004, between Borrower and Bank, and as amended by a certain First Loan Modification Agreement dated as of April 11, 2005, and as further amended by a certain Second Loan Modification Agreement dated as of April 25, 2005 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.


2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").


Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A. Modifications to Loan Agreement.


          1 The Loan Agreement shall be amended by deleting the following definition appearing in Section 13 thereof:


                    ""REVOLVING LINE MATURITY DATE" is July 22, 2006."


               and inserting in lieu thereof the following:

                    ""REVOLVING LINE MATURITY DATE" is October 20, 2006."


4. FEES. Borrower shall pay to Bank a modification fee equal to $6,250.00, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents, in accordance with the terms set forth in the Existing Loan Documents.


5. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of July 23, 2004, between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.


6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 23, 2004 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.


8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.


9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.


10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect, and each party acknowledges that there are no defaults, violations or breaches of the Existing Loan Documents arising solely because this Loan Modification Agreement was signed after July 22, 2006. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.


11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.





                  [Remainder of Page Intentionally Left Blank]

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                          BANK:

SKILLSOFT CORPORATION (as Agent and Borrower)      SILICON VALLEY BANK

By: /s/ Thomas J. McDonald                         By: /s/ Michael J. Fell
   --------------------------------------             --------------------------

Name: Thomas J. McDonald                           Name: Michael J. Fell
     ------------------------------------               ------------------------

Title: CFO                                         Title: Relationship Manager
      -----------------------------------                -----------------------



BOOKS24X7.COM, INC.

By: /s/ Thomas J. McDonald
   --------------------------------------

Name: Thomas J. McDonald
     ------------------------------------

Title: CFO
      -----------------------------------


     The undersigned, SkillSoft Finance Ltd, hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of (A) a certain Unlimited Guaranty dated July 23, 2004 (the "Guaranty"), and (B) a certain Pledge Agreement by Guarantor in favor of Bank dated July 23, 2004 (the "Pledge Agreement"); (ii) acknowledges, confirms and agrees that the Guaranty and Pledge Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, the transactions contemplated hereby, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.



                                          SKILLSOFT FINANCE LTD.

                                          By: /s/ Thomas J. McDonald
                                             -----------------------------------

                                          Name: Thomas J. McDonald
                                               ---------------------------------

                                          Title: CFO
                                                --------------------------------





     The undersigned, Skillsoft Plc, hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated July 23, 2004 (the "Guaranty"); (ii) acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, the transactions contemplated hereby, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.



                                          SKILLSOFT PLC

                                          By: /s/ Thomas J. McDonald
                                             -----------------------------------

                                          Name: Thomas J. McDonald
                                               ---------------------------------

                                          Title: CFO
                                                --------------------------------